As filed with the Securities and Exchange Commission on September 15, 2011

File No. 333-176357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FNB UNITED CORP.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	6022	56-1456589
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

150 South Fayetteville Street

Asheboro, North Carolina 27203

(336) 626-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

R. Larry Campbell, President and Chief Executive Officer

150 South Fayetteville Street

Asheboro, North Carolina 27203

(336) 626-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Paul Freshour, Esq. Richard E. Baltz, Esq. Arnold & Porter LLP 555 12th Street, NW Washington, DC 20004-1206 Telephone: (202) 942-5000	Melanie S. Tuttle, Esq. Schell Bray Aycock Abel & Livingston PLLC 230 North Elm Street, Suite 1500 Greensboro, NC 27401 Telephone: (336) 370-8800	R. Douglas Harmon, Esq. John C. Jaye, Esq. Parker Poe Adams & Bernstein LLP 401 South Tryon Street, Suite 3000 Charlotte, NC 28202 Telephone: (704) 372-9000

Approximate Date of Commencement of Proposed Sale of Securities to the Public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to FNB United Corp.’s Registration Statement on Form S-4 (Registration No. 333-176357) originally filed with the Securities and Exchange Commission on August 17, 2011, as amended by Amendment No. 1 filed September 12, 2011 and Amendment No. 2 filed on September 15, 2011, is being filed for the sole purpose of amending the exhibit index to include a revised Exhibit 8.01 filed herewith (and the related consent included therein as Exhibit 23.04). This Amendment No. 3 does not relate to the contents of the preliminary joint proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the disinterested members of the board of directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.

Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

Article VIII of FNB United’s bylaws requires FNB United to indemnify and hold harmless (i) its directors and executive officers against liability and litigation expense, including reasonable attorneys’ fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation’s request, in another enterprise, and (ii) those directors, officers or employees of the FNB United and who are deemed to be fiduciaries of FNB United’s employee pension and welfare benefit plans as defined under ERISA against all liability and litigation expense, including reasonable attorneys’ fees, arising out of their status or activities as ERISA fiduciaries. Such indemnification is not exclusive of rights to indemnification under any shareholder or disinterested directors’ vote or otherwise; provided, however, that FNB United may not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of FNB United, and FNB United may not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. Article VIII of FNB United’s bylaws also requires FNB United to indemnify the director, officer and ERISA fiduciary for reasonable costs, expenses and attorneys’ fees in connection with the enforcement of these indemnification rights if it is determined that he is entitled to indemnification under Article VIII of the bylaws. The above standard of conduct is determined by

(a) the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any claim is asserted (“disinterested directors”), (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction. FNB United’s bylaws further provide that FNB United will indemnify a director, officer, employee or agent of FNB United for reasonable expenses incurred by such person in connection with a proceeding to which such person is a party because he or she serves in such capacity, if such person is successful, on the merits or otherwise, in such proceeding. Pursuant to the bylaws and as authorized by statute, FNB United maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Article X of FNB United’s articles of incorporation prevents the recovery by FNB United or any of its shareholders of monetary damages against its directors arising out of any legal action, except (a) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of FNB United, (b) any liability under Section 55-1-32 of the General Statutes of North Carolina, dealing with the failure to answer interrogatories propounded to him by the North Carolina Secretary of State, (c) any transaction from which the director derived an improper personal benefit, or (d) acts or omissions occurring prior to July 14, 1988.

The foregoing is only a general summary of certain aspects of the NCBCA and FNB United’s articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the NCBCA, Article X of the articles of incorporation and Article VIII of the bylaws.

Federal banking law, which is applicable to FNB United as a bank holding company and to CommunityONE as an insured depository institution, limits the ability of FNB United and CommunityONE to indemnify their directors and officers. Generally, subject to certain exceptions, neither FNB United nor CommunityONE may make, or agree to make, indemnification payments to, or for the benefit of, an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action such person is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of FNB United’s or CommunityONE’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, FNB United or CommunityONE, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith and in a manner such person believed to be in the best interests of the institution, (ii) determines after investigation that making indemnification payments would not materially adversely affect FNB United’s safety and soundness or the safety and soundness of CommunityONE, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse FNB United or CommunityONE, as the case may be, for any indemnity payments which turn out to be impermissible.

Item 21. Exhibits and Financial Statement Schedules

See the “Index to Exhibits” following the signature pages hereto.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, State of North Carolina, on September 15, 2011.

FNB UNITED CORP.

By:	/s/ R. Larry Campbell
Name:	R. Larry Campbell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
*	President and Chief Executive Officer
R. Larry Campbell	(Principal Executive Officer)

*	Executive Vice President and Treasurer
Mark A. Severson	(Principal Financial and Accounting Officer)

*	Director
Larry E. Brooks

*	Director
James M. Campbell, Jr.

*	Director
R. Larry Campbell

*	Director
Darrell L. Frye

*	Director
Hal F. Huffman, Jr.

*	Director
Thomas A. Jordan
*	Director
Lynn S. Lloyd

*	Director
Ray H. McKenney, Jr.

*	Director
Eugene B. McLaurin, II

*	Director
R. Reynolds Neely, Jr.

*	Director
Carl G. Yale

* R. Larry Campbell, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Amendment No. 3 to the Registration Statement on behalf of the above indicated officers and directors of FNB United Corp. pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

By	/s/ R. Larry Campbell	September 15, 2011
R. Larry Campbell
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description
2.01	Agreement and Plan of Merger, dated April 26, 2011, by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation (included as Annex A to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4) (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).
2.02	Amendment No. 1, dated as of June 16, 2011, to the Agreement and Plan of Merger, dated April 26, 2011, by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation (included in Annex A to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
2.03	Amendment No. 2, dated as of August 15, 2011, to the Agreement and Plan of Merger, dated April 26, 2011, by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corporation (included in Annex A to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
3.01	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed March 16, 1985.
3.02	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1988.
3.03	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1998.
3.04	Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 23, 2003, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2003.
3.05	Articles of Amendment to Articles of Incorporation of the Registrant, adopted March 15, 2006, incorporated herein by reference to Exhibit 3.14 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.
3.06	Articles of Merger, setting forth amendment to Articles of Incorporation of the Registrant, effective April 28, 2006, incorporated herein by reference to Exhibit 3.15 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.
3.07	Articles of Amendment to Articles of Incorporation of the Registrant, adopted January 23, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed January 23, 2009.
3.08	Articles of Amendment to Articles of Incorporation of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.
3.09	Articles of Amendment to the Articles of Incorporation of the Registrant, establishing the Junior Participating Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed April 21, 2011.
3.10	Amended and Restated Bylaws of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.
4.01	Specimen of Registrant’s Common Stock Certificate, incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed April 19, 1985.
4.02	Specimen of Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.
4.03	Form of Right Certificate, incorporated herein by reference to Exhibit B of Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed April 21, 2011.

Exhibit	Description
4.04	Indenture dated as of November 4, 2005, between FNB Corp. and U.S. Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed November 8, 2005.
4.05	Amended and Restated Declaration of Trust of FNB United Statutory Trust I dated as of November 4, 2005, among FNB Corp., as sponsor, U.S. Bank, National Association, as institutional trustee, and Michael C. Miller and Jerry A. Little, as administrators, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report dated November 4, 2005.
4.06	Amended and Restated Declaration of Trust of FNB United Statutory Trust I dated as of November 4, 2005, among FNB Corp., as sponsor, U.S. Bank, National Association, as institutional trustee, and Michael C. Miller and Jerry A. Little, as administrators, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed November 8, 2005.
4.07	Amended and Restated Trust Agreement of FNB United Statutory Trust II dated as of April 27, 2006, among FNB Corp., as sponsor, Wilmington Trust Company, as institutional trustee, and Michael C. Miller and Jerry A. Little, as administrators, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report dated April 27, 2006 and filed April 28, 2006.
4.08	Warrant to purchase up to 2,207,143 shares of Common Stock issued to the United States Department of the Treasury, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.
5.01^	Opinion of Schell Bray Aycock Abel & Livingston PLLC as to the validity of the securities being registered.
8.01	Opinion of Arnold & Porter LLP regarding certain U.S. tax aspects of the Merger.
10.01*	Stock Compensation Plan as amended effective May 12, 1998, incorporated herein by reference to Exhibit 10.30 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1998.
10.02*	Form of Incentive Stock Option Agreement between FNB Corp. and certain of its key employees, pursuant to the Registrant’s Stock Compensation Plan, incorporated herein by reference to Exhibit 10.31 to the Registrant’s Form 10-KSB Annual Report for the fiscal year ended December 31, 1994.
10.03*	Form of Nonqualified Stock Option Agreement between FNB Corp. and certain of its directors, pursuant to the Registrant’s Stock Compensation Plan, incorporated herein by reference to Exhibit 10.32 to the Registrant’s Form 10-KSB Annual Report for the fiscal year ended December 31, 1994.
10.04*	FNB United Corp. 2003 Stock Incentive Plan, as amended and restated as of December 31, 2008, incorporated herein by reference to Exhibit 10.23 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.05*	Form of Incentive Stock Option Agreement between FNB Corp. and certain of its key employees, pursuant to the Registrant’s 2003 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.24 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended September 30, 2003.
10.06*	Form of Nonqualified Stock Option Agreement between FNB Corp. and certain of its directors, pursuant to the Registrant’s 2003 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.25 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2003.
10.07*	Form of Restricted Stock Agreement between FNB United Corp. and certain of its key employees and non-employee directors, pursuant to the Registrant’s 2003 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.26 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2006.
10.08*	Amended and Restated Employment Agreement dated as of December 31, 2008 among FNB United Corp., CommunityONE Bank, National Association and Michael C. Miller, incorporated herein by reference to Exhibit 10.30 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.09*	Carolina Fincorp, Inc. Stock Option Plan (assumed by the Registrant on April 10, 2000), incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-54702).

Exhibit	Description
10.10*	Amended and Restated Employment Agreement dated as of December 31, 2008 between CommunityONE Bank, National Association and R. Larry Campbell, incorporated herein by reference to Exhibit 10.32 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.11*	Nonqualified Supplemental Retirement Plan with R. Larry Campbell, incorporated herein by reference to Exhibit 10(c) to the Annual Report on Form 10-KSB of Carolina Fincorp, Inc. for the fiscal year ended June 30, 1997.
10.12*	Amendment to Executive Income Deferred Compensation Agreement dated as of December 31, 2008 between CommunityONE Bank, National Association and R. Larry Campbell, incorporated herein by reference to Exhibit 10.34 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.13*	Amended and Restated Change of Control Agreement dated as of December 31, 2008 among FNB United Corp., CommunityONE Bank, National Association, and R. Mark Hensley, incorporated herein by reference to Exhibit 10.35 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.14*	Amended and Restated Change of Control Agreement dated as of December 31, 2008 among FNB United Corp., CommunityONE Bank, National Association, and Mark A. Severson, incorporated herein by reference to Exhibit 10.36 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.15*	Form of Change of Control Agreement among FNB United Corp., CommunityONE Bank, National Association and certain key officers and employees, incorporated herein by reference to Exhibit 10.37 to the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2008.
10.16*	Form of Letter Agreement between FNB United Corp. and senior executive officers incorporated herein by reference to the Registrant’s Form 8-K Current Report dated and filed December 1, 2009.
10.17	Guarantee Agreement dated as of November 4, 2005, by FNB Corp. for the benefit of the holders of trust preferred securities, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated November 4, 2005 and filed November 5, 2005.
10.18	Guarantee Agreement dated as of April 27, 2006 between FNB Corp. and Wilmington Trust Company, as guarantee trustee, for the benefit of the holders of trust preferred securities, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated April 27, 2006 and filed April 28, 2006.
10.19	Subordinated Debt Loan Agreement dated as of June 30, 2008, between CommunityONE Bank, National Association and SunTrust Bank, incorporated herein by reference to Exhibit 10.43 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2008.
10.20	Conversion Agreement, dated as of December 30, 2010, among SunTrust Bank, CommunityONE Bank, National Association, and, for purposes of Sections 9 and 10 only, FNB United Corp., incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated December 30, 2010 and filed January 4, 2011.
10.21	Conversion Agreement, dated as of February 28, 2011, among SunTrust Bank, CommunityONE Bank, National Association, and, for purposes of Sections 9 and 10 only, FNB United Corp., incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated February 28, 2011 and filed March 3, 2011.
10.22	Letter Agreement between the Registrant and the United States Department of the Treasury, dated February 13, 2009, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.
10.23	Written agreement, effective October 21, 2010, between FNB United Corp. and the Federal Reserve Bank of Richmond, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated October 21, 2010 and filed October 26, 2010.
10.24	Consent Order issued by the Comptroller of the Currency in the matter of CommunityONE Bank, National Association, and related Stipulation and Consent to the Issuance of a Consent Order, between the Comptroller of the Currency and Community ONE Bank, National Association, each effective July 22, 2010, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report dated July 22, 2010 and filed on July 28, 2010.

Exhibit	Description
10.25	Investment Agreement, dated April 26, 2011, by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P. (included as part of Annex B to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.26	Amendment No. 1 to Investment Agreement, dated as of June 16, 2011, by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P. (included as part of Annex B to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.27	Amendment No. 2 to Investment Agreement, dated as of August 4, 2011, by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P. (included as part of Annex B to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.28	Investment Agreement, dated April 26, 2011, by and between FNB United Corp. and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (included as part of Annex C to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.29	Amendment No. 1 to Investment Agreement, dated as of June 16, 2011, by and between FNB United Corp. and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (included as part of Annex C to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.30	Amendment No. 2 to Investment Agreement, dated as of August 4, 2011, by and between FNB United Corp. and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (included as part of Annex C to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.31	Form of Amended and Restated Subscription Agreement by and between FNB United Corp. and private placement investors (included as Annex D to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
10.32	Tax Benefits Preservation Plan, dated as of April 15, 2011, between FNB United Corp. and Registrar and & Transfer Company, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed April 21, 2011.
10.33	Amendment to Tax Benefits Preservation Plan, dated as of April 27, 2011, between FNB United Corp. and Registrar and Transfer Company, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed April 27, 2011.
10.34	Exchange Agreement, dated as of August 15, 2011, by and between FNB United Corp. and The United States Department of the Treasury (included as Annex F to the joint proxy statement/prospectus that forms a part of his Registration Statement on Form S-4).
10.35^	Subordinated Debt Settlement and Preferred Stock Repurchase Agreement, dated as of August 1, 2011, by and between SunTrust Bank and CommunityONE Bank, N.A.
10.36	Form of Subscription Agreement (Directors and Officers) by and between FNB United Corp. and private placement investors (included as Annex E to the joint proxy statement/prospectus that forms a part of this Registration Statement on Form S-4).
21.01	Subsidiaries of the Registrant, incorporated herein by reference to Exhibit 21 to the Registrant’s Form 10-K/A Amendment No. 1 to its Annual Report for the fiscal year ended December 31, 2010, filed May 23, 2011.
23.01^	Consent of Independent Registered Public Accounting Firm – Dixon Hughes Goodman LLP (FNB United Corp.).
23.02^	Consent of Independent Registered Public Accounting Firm – Dixon Hughes Goodman LLP (Bank of Granite Corporation).
23.03^	Consent of Schell Bray Aycock Abel & Livingston PLLC (included in Exhibit 5.01).
23.04	Consent of Arnold & Porter LLP (included in Exhibit 8.01).
23.05^	Consent of Keefe, Bruyette & Woods, Inc.
24.01^	Power of Attorney.
99.01^	Consent of Brian E. Simpson to be named as about to become a director of FNB United Corp.
99.02^	Consent of Austin Adams to be named as about to become a director of FNB United Corp.
99.03^	Consent of John Bresnan to be named as about to become a director of FNB United Corp.
99.04^	Consent of Scott B. Kauffman to be named as about to become a director of FNB United Corp.
99.05^	Consent of Jerry R. Licari to be named as about to become a director of FNB United Corp.

Exhibit	Description
99.06^	Consent of J. Chandler Martin to be named as about to become a director of FNB United Corp.
99.07^	Consent of Louis A. Schmitt to be named as about to become a director of FNB United Corp.
99.08^	Consent of Boyd C. Wilson to be named as about to become a director of FNB United Corp.
99.09^	Consent of Robert L. Reid to be named as about to become a director of FNB United Corp.
99.10^	Form of Proxy for FNB United Corp.
99.11^	Form of Proxy for Bank of Granite Corporation.
99.12^	Notice of Annual Meeting of Shareholders of FNB United Corp. (included in the accompanying joint proxy statement/prospectus).
99.13^	Notice of Special Meeting of Stockholders of Bank of Granite Corporation (included in the accompanying joint proxy statement/prospectus).
99.14^	Form of Letter to FNB United Corp. Shareholders.
99.15^	Form of Letter to Bank of Granite Corporation Stockholders.

*	Management contract, or compensatory plan or arrangement.
^	Previously filed